For Ministry Use Only
À l'usage exclusif du ministère

Ministry of Consumer and Business Services
Ontario
CERTIFICATE
This is to certify that these articles are effective on

Ministère des Services aux consommateurs et aux entreprises
CERTIFICAT
Ceci certifie que les présents statuts entrent en vigueur le

Ontario Corporation Number
Numéro de la société en Ontario
1593793

OCTOBER 3 1 OCTOBRE, 2003

Director / Directrice
Business Corporations Act / Loi sur les sociétés par actions

Form 1
Business Corporations Act

Formule 1
Loi sur les sociétés par actions

ARTICLES OF INCORPORATION
STATUTS CONSTITUTIFS

1. The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS)
Dénomination sociale de la société : (Écrire en LETTRES MAJUSCULES SEULEMENT)

QUALITY OF LIFE MARKETING INC.

2. The address of the registered office is:
Adresse du siège social :

15 London Green Crt., Suite 1010
(Street & Number or R.R. Number & if Multi-Office Building give Room No.)
(Rue et numéro ou numéro de la R.R. et, s'il s'agit d'un édifice à bureaux, numéro du bureau)

Toronto ONTARIO M3N 1K4
(Name of Municipality or Post Office)
(Nom de la municipalité ou du bureau de poste)
(Postal Code)
(Code postal)

3. Number (or minimum and maximum number) of directors is/are:
Nombre (ou nombres minimal et maximal) d'administrateurs :

minimum/*minimal*: 1 (ONE)
maximum/*maximal*: 10 (TEN)

4. The first director(s) is/are:
Premier(s) administrateur(s) :

First name, middle names and surname *Prénom, autres Prénoms et nom de famille*	Address for service, giving Street & No. or R.R. No., Municipality, Province, Country and Postal Code *Domicile élu, y compris la rue et le numéro, le numéro de la R.R. ou le nom de la municipalite, la province, le pays et le code postal*	Resident Canadian? Yes or No *Résident canadien? Oui/Non*
Francis Fytton	15 London Green Crt., Suite 1010 Toronto, ONTARIO M3N 1K4	Yes

Wyoming Secretary of State
2020 Carey Avenue, Suite 700
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

WY Secretary of State
FILED: 09/19/2019 03:21 PM
ID: 2019-000876796

Foreign Profit Corporation
Articles of Continuance

Pursuant to W.S. 17-16-1810 the undersigned hereby submits the following Articles of Continuance:

1. Corporation name:

QUALITY OF LIFE MARKETING, INC.

2. Incorporated under the laws of: ONTARIO, CANADA
(State or country)

3. Date of incorporation: 10/31/2003
(Date – mm/dd/yyyy)

4. Period of duration: PERPETUAL
(This is referring to the length of time the corporation intends to exist and not the length of time it has been in existence. The most common term used is "perpetual.")

5. Mailing address of the corporation:

PO BOX 690041
Vero Beach FL 32969

6. Principal office address:

1350 NE 125th St
Suite 201C
North Miami, FL 33161

7. Name and physical address of its registered agent:
(The registered agent may be an individual resident in Wyoming or a domestic or foreign business entity authorized to transact business in Wyoming. ***The registered agent must have a physical address in Wyoming.*** *If the registered office includes a suite number, it must be included in the registered office address. A Drop Box is not acceptable. A PO Box is acceptable if listed* ***in addition to a physical address.****)*

Name: REGISTERED AGENTS, INC.

Address: 30 N. GOULD STREET, STE R
SHERIDAN, WY 82801

(If mail is received at a Post Office Box, please list above ***in addition to the physical address.****)*

RECEIVED
SEP 17 2019
WYOMING
SECRETARY OF STATE

8. Purpose of the corporation which it proposes to pursue in the transaction of business in this state:

ANY AND ALL LAWFUL BUSINESS

STATE OF WYOMING
Office of the Secretary of State

I, EDWARD A. BUCHANAN, Secretary of State of the State of Wyoming, do hereby certify that

QUALITY OF LIFE MARKETING, INC.

an entity originally organized under the laws of Canada on October 31, 2003, did on September 19, 2019 apply for a Certificate of Registration and filed Articles of Continuance in the office of the Secretary of State of State of Wyoming.

I further certify that **QUALITY OF LIFE MARKETING, INC.** renounced its jurisdiction of formation and is now formed under the laws of the State of Wyoming in accordance with Wyoming statutes.

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **19th** day of **September**, **2019**.


GREAT SEAL OF THE STATE OF WYOMING
EQUAL RIGHTS

Filed Date: 09/19/2019

Secretary of State

By: Bailey Johnson